UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 3, 2010
Date of Report (Date of earliest event reported)

ELECTRONIC CONTROL SECURITY INC.
(Exact name of registrant as specified in its charter)

New Jersey	0-30810	22-2138196
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

790 Bloomfield Avenue, Building C, Suite 1
Clifton, New Jersey 07012
(Address of principal executive offices, including zip code)

(973) 574-8555
Registrant's telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security holders

On December 3, 2010, Electronic Control Security Inc. (the “Company”) held its annual meeting of stockholders. The following matters were voted on by the stockholders: (i) election of directors, (ii) an increase in the number of shares of common stock, par value $0.001 per share (the “Common Stock”), reserved for issuance under the 2006 Equity Incentive (the “Plan”) from 2,000,000 shares to 4,000,000 shares (the “Plan Amendment”), and (iii) the ratification of the appointment of Demetrius & Company, LLC (“Demetrius”), as the Company’s auditors for the fiscal year ending June 30, 2011.

At the meeting, (i) Arthur Barchenko, Natalie Barchenko, Ronald Thomas, Lt. General Gordon E. Fornell (Ret), Edward Snow, Stephen Rossetti and Norman J. Barta, were elected as directors, (ii) the Plan Amendment was approved and (iii) the appointment of Demetrius as auditors was ratified.

The final vote tally was as follows:

1.  Proposal to directors to serve until the 2011 Annual Meeting of Stockholders.

Name	Votes For	Votes Withheld	Broker Non Votes
Arthur Barchenko	5,223,418	55,203	2,762,022
Natalie Barchenko	5,221,643	56,978	2,762,022
Ronald Thomas	5,222,518	56,103	2,762,022
Lt. General Gordon E. Fornell	5,223,518	55,103	2,762,022
Edward Snow	5,223,518	55,103	2,762,022
Stephen Rossetti	5,222,518	56,103	2,762,022
Norman J. Barta	5,223,518	55,103	2,762,022

2. Proposal to approve the Plan Amendment.

For	Against	Abstain	Broker Non Votes
5,152,893	123,628	2,100	2,762,022

3. Proposal to ratify the appointment of Demetrius as the Company’s auditors for the fiscal year ending June 30, 2011.

For	Against	Abstain	Broker Non Votes
8,001,027	39,516	100	0

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

ELECTRONIC CONTROL SECURITY INC.

Date: December 8, 2010	By:	/s/ Arthur Barchenko
Arthur Barchenko, Chief Executive Officer